Deloitte &
Touche LLP
              Deloitte & Touche LLP
              50 Fremont Street                      Telephone: (415) 247-4000
              San Francisco, California 94105-2230   Facsimile: (415) 247-4329






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our report dated February 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 31, 1998.



     /s/ DELOITTE & TOUCHE LLP



San Francisco, California
February 22, 1999




Deloitte Touche
Tohmatsu